Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
On May 1, 2018, U.S. Silica Company, a Delaware corporation (“Buyer” or “U.S. Silica”) and a wholly-owned subsidiary of U.S. Silica Holdings, Inc. (the “Company”), completed the acquisition (the “Acquisition”) of all of the outstanding capital stock of EP Acquisition Parent, Inc. (“EPAP”), a Delaware corporation, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of March 22, 2018, by and among Buyer, EPAP, Tranquility Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Buyer, EPMC Parent LLC, a Delaware limited liability company, solely in its capacity as representative of the stockholders of EPAP, and solely for the purposes of Section 11.17 therein, Golden Gate Private Equity, Inc., a Delaware corporation (the “Merger Agreement”). Contemporaneous with the Acquisition, EPAP was renamed EP Minerals Holdings, Inc.
The consideration paid by the Buyer to the stockholders of EPAP at the closing of the Acquisition consisted of $742,841,000, net of cash acquired of $19,109,000, subject to customary closing adjustments.
In connection with the Acquisition, on May 1, 2018, the Company through its subsidiaries, USS Holdings, Inc., as guarantor, and U.S. Silica, as borrower, and certain of U.S. Silica's subsidiaries as additional guarantees entered into the Third Amended and Restated Credit Agreement) with BNP Paribas, as administrative agent and the lenders named therein (the “Credit Agreement”). The Credit Agreement increases U.S. Silica’s existing senior debt by entering into a new $1.38 billion senior secured credit facility, consisting of a $1.28 billion term loan and a $100 million revolving credit facility that may also be used for swingline loans or letters of credit, and U.S. Silica may elect to increase the term loan as defined in the Credit Agreement. The Credit Agreement is secured by substantially all of the assets of U.S. Silica and U.S. Silica’s domestic subsidiaries and a pledge of the equity interests in such entities. The term loan matures on May 1, 2025 and the revolving credit facility commitment expires May 1, 2023. A portion of the term loan proceeds were used to finance the Acquisition, pay fees and expenses associated with the transactions, and for general corporate purposes. The additional proceeds available from the term loan and the revolving credit facility will be available for general corporate purposes, which can be used for acquisitions, investments, dividends, and share repurchases, and for other general corporate purposes. Borrowings under the Credit Agreement bear interest at variable rates as determined at U.S. Silica’s election, at LIBOR or a base rate, in each case, plus an applicable margin. In addition, under the Credit Agreement, U.S. Silica is required to pay a per annum facility fee and fees for letters of credit.
The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification ("ASC") 805, "Business Combinations", with the Company treated as the legal and accounting acquirer. The following tables set forth unaudited pro forma combined financial data as of March 31, 2018, for the three months ended March 31, 2018, and for the year ended December 31, 2017. The unaudited pro forma condensed combined balance sheet as of March 31, 2018 gives effect to the Acquisition as if it had occurred on that date. The unaudited pro forma condensed combined balance sheet data is derived from the unaudited historical financial statements of the Company and EPAP as of March 31, 2018 and February 28, 2018, respectively. The unaudited pro forma combined statement of operations for the year ended December 31, 2017, and for the three months ended March 31, 2018 have been prepared to illustrate the effects of the Acquisition, as if it had occurred on January 1, 2017. The unaudited pro forma combined statements of operations data is derived from the audited financial statements of the Company for the year ended December 31, 2017, the unaudited financial statements of the Company for the three months ended March 31, 2018, the audited financial statements of EPAP for the year ended November 30, 2017, and the unaudited financial statements of EPAP for the three months ended February 28, 2018.
The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to events that are (i) directly attributable to the Acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined company. The unaudited pro forma combined statements of operations do not reflect any non-recurring charges directly related to the Acquisition that the combined company may have incurred upon completion of the Acquisition. Further, the tax rate used for these unaudited pro forma condensed combined financial statements is an estimated effective tax rate, which will likely vary from the actual effective rate in periods subsequent to the completion of the Acquisition.

The unaudited pro forma condensed combined financial statements have been prepared for informational purposes only and are not necessarily indicative of what the combined company's condensed consolidated financial position or results of operations actually would have been had the Acquisition been consummated prior to March 31, 2018, nor are they necessarily indicative of our future results of operations. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the combined company. The fair value of EPAP’s identifiable tangible and intangible assets acquired and liabilities assumed are based on preliminary estimates. As of the date of filing of the Current Report on Form 8-K/A to which the following unaudited pro forma combined financial statements are attached, the Company has not completed the detailed valuation work necessary to finalize the required estimated fair values of the EPAP assets acquired and EPAP liabilities assumed and related allocation of purchase price. The purchase price allocation and related depreciation, depletion and amortization included in the unaudited pro forma condensed combined financial statements are preliminary and have been made solely for purposes of preparing these unaudited pro forma condensed combined financial statements. Management anticipates that the values assigned to the assets acquired and liabilities assumed will be finalized during the one-year measurement period following the date of completion of the Acquisition. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the unaudited pro forma condensed combined financial statements and the combined company's future results of operations and financial position. In addition, certain reclassifications have been made to EPAP’s historical financial statements to conform to the presentation used in the Company's historical financial statements. Such reclassifications had no effect on EPAP’s previously reported financial position or results of operations.
The unaudited pro forma condensed combined financial statements do not include any adjustments for the anticipated benefits from cost savings or synergies of U.S. Silica and EPAP operating as a combined company or for liabilities resulting from integration planning, as management is in the process of making these assessments. However, liabilities ultimately may be recorded for additional costs in subsequent periods related to both companies, including severance, relocation or retention costs related to employees of both companies, as well as other costs associated with integrating and/or restructuring the companies. The ultimate recognition of such costs and liabilities would affect amounts in the unaudited pro forma combined financial statements, and such costs and liabilities could be material.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the:

•	accompanying notes to the unaudited pro forma condensed combined financial statements;

•
audited historical consolidated financial statements of the Company as of and for the years ended December 31, 2017 and 2016, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017;

•
unaudited historical consolidated financial statements of the Company as of and for the three months ended March 31, 2018, included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2018 and 2017;

•	audited historical consolidated financial statements of EPAP as of and for the year ended November 30, 2017, included in this Form 8-K/A as Exhibit 99.1; and,

•
unaudited historical consolidated financial statements of EPAP as of February 28, 2018 and November 30, 2017 and for the three months ended February 28, 2018 and 2017, included in this Form 8-K/A as Exhibit 99.2.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2018
(dollars in thousands)

	US Silica Holdings, Inc. Historical March 31, 2018	EP Acquisition Parent, Inc. Historical February 28, 2018	Pro Forma Adjustments	Note	Pro Forma Combined Company
	(Unaudited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$329,512	$17,520	$1,589	4(a)(1)	$348,621
Accounts receivable, net	251,275	43,415	(61)	4(b)(1)	294,629
Inventories, net	76,579	45,097	39,298	4(b)(2)	160,974
Prepaid expenses and other current assets	13,023	4,796	(2,742)	4(b)(3)	15,077
Total current assets	670,389	110,828	38,084		819,301
Property, plant and mine development, net	1,195,722	214,519	370,617	4(b)(4)	1,780,858
Goodwill	274,879	57,906	81,472	4(b)(5)	414,257
Intangible assets, net	148,702	14,852	31,248	4(b)(6)	194,802
Other assets	17,346	13,353	(9,264)	4(b)(7)	21,435
Total assets	$2,307,038	$411,458	$512,157		$3,230,653
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$154,148	$22,121	$(431)	4(b)(8)	$175,838
Current portion of long-term debt	4,305	704	(704)	4(b)(9)	4,305
Current portion of capital leases	631	—	—		631
Current portion of deferred revenue	52,305	—	—		52,305
Income tax payable	605	—	—		605
Total current liabilities	211,994	22,825	(1,135)		233,684
Long-term debt, net	506,607	297,599	464,351	4(b)(10)	1,268,557
Deferred revenue	69,670	—	—		69,670
Liability for pension and other post-retirement benefits	50,167	—	—		50,167
Deferred income taxes, net	38,371	29,003	101,206	4(c)(1)	168,580
Payable to Related Party	—	1,106	(1,106)	4(b)(11)	—
Other long-term obligations	77,246	17,597	(7,831)	4(b)(12)	87,012
Total liabilities	954,055	368,130	555,485		1,877,670
Stockholders’ Equity:
Preferred stock	—	—	—		—
Common stock	814	—	—		814
Additional paid-in capital	1,153,336	104,388	(104,388)	4(d)(1)	1,153,336
Retained earnings	314,405	(56,572)	56,572	4(d)(2)	314,405
Treasury stock	(103,940)	—	—		(103,940)
Accumulated other comprehensive loss	(11,632)	(4,488)	4,488	4(d)(3)	(11,632)
Total stockholders’ equity	1,352,983	43,328	(43,328)		1,352,983
Total liabilities and stockholders’ equity	$2,307,038	$411,458	$512,157		$3,230,653

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2018
(dollars in thousands)

	US Silica Holdings, Inc. Historical March 31, 2018	EP Acquisition Parent, Inc. Historical February 28, 2018	Reclassification Adjustments	Pro Forma Adjustments	Note	Pro Forma Combined Company
	(Unaudited)	(Unaudited)	Note 1
Sales:
Product	$294,788	$58,614	$—	$—		$353,402
Service	74,525	—	—	—		74,525
Total sales	369,313	58,614	—	—		427,927
Cost of sales (excluding depreciation, depletion and amortization):
Product	207,239	43,819	(4,794)	—		246,264
Service	53,671	—	—	—		53,671
Total cost of sales (excluding depreciation, depletion and amortization)	260,910	43,819	(4,794)	—		299,935
Operating expenses:
Selling, general and administrative	34,591	8,691	—	(2,227)	5(a)	41,055
Depreciation, depletion and amortization	28,592	886	4,794	(2,372)	5(b)	31,900
Total operating expenses	63,183	9,577	4,794	(4,599)		72,955
Operating income	45,220	5,218	—	4,599		55,037
Other (expense) income:
Interest expense	(7,070)	(5,811)	—	(5,449)	5(c)	(18,330)
Other income, net, including interest income	665	16	—	—		681
Total other expense	(6,405)	(5,795)	—	(5,449)		(17,649)
Income (loss) before income taxes	38,815	(577)	—	(850)		37,388
Income tax (expense) benefit	(7,521)	17,480		(17,203)	5(d)	(7,244)
Net income	$31,294	$16,903	$—	$(18,053)		$30,144
Earnings per share:
Basic	$0.39					$0.38
Diluted	$0.39					$0.38
Weighted average shares outstanding:
Basic	79,496					79,496
Diluted	80,309					80,309
Dividends declared per share	$0.06					$0.06

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2017
(dollars in thousands)

	US Silica Holdings, Inc. Historical December 31, 2017	EP Acquisition Parent, Inc. Historical November 30, 2017	Reclassification Adjustments	Pro Forma Adjustments	Note	Pro Forma Combined Company
	(Unaudited)	(Unaudited)	Note 1
Sales:
Product	$1,057,553	$213,219	$—	$—		$1,270,772
Service	183,298	—	—	—		$183,298
Total sales	1,240,851	213,219	—	—		1,454,070
Cost of sales (excluding depreciation, depletion and amortization):
Product	720,312	151,375	(15,058)	—		856,629
Service	147,203	—	—	—		147,203
Total cost of sales (excluding depreciation, depletion and amortization)	867,515	151,375	(15,058)	—		1,003,832
Operating expenses:
Selling, general and administrative	107,592	35,247	—	—		142,839
Depreciation, depletion and amortization	97,233	2,460	15,058	(4,285)	5(b)	110,466
Total operating expenses	204,825	37,707	15,058	(4,285)		253,305
Operating income	168,511	24,137	—	4,285		196,933
Other (expense) income:
Interest expense	(31,342)	(19,217)	—	(20,679)	5(c)	(71,238)
Other income (expense), net, including interest income	(643)	108	—	—		(535)
Total other expense	(31,985)	(19,109)	—	(20,679)		(71,773)
Income before income taxes	136,526	5,028	—	(16,394)		125,160
Income tax (expense) benefit	8,680	(1,044)	—	321	5(d)	7,957
Net income	$145,206	$3,984	$—	$(16,073)		$133,117
Earnings per share:
Basic	$1.79					$1.64
Diluted	$1.77					$1.62
Weighted average shares outstanding:
Basic	81,051					81,051
Diluted	81,960					81,960
Dividends declared per share	$0.25					$0.25

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation
The unaudited pro forma condensed combined financial statements are prepared in accordance with Article 11 of Regulation S-X ("Regulation S-X") of the Securities and Exchange Commission (the "SEC"). The historical financial information has been adjusted to give effect to the events that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the unaudited pro forma condensed combined statements of income, expected to have a continuing impact on the operating results of the combined company. The historical financial information of U.S. Silica and EPAP is presented in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP").
The acquisition accounting adjustments relating to the Acquisition are preliminary and subject to change, as additional information becomes available and as additional analyses are performed. There can be no assurances that the final valuations will not result in material changes to this preliminary purchase price allocation. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of any anticipated benefits from cost savings or synergies that may result from the Acquisition or to any future integration costs. The unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the combined company following the Acquisition.

Reclassifications
Certain reclassifications have been made to EPAP’s historical financial statements to conform to the presentation used in the Company's historical consolidated financial statements, including depreciation, depletion and amortization. Such reclassifications had no effect on EPAP’s previously reported financial position or results of operations.

Comparative Periods
EPAP’s fiscal year end is November 30 and the Company's fiscal year end is December 31. Under Article 11 of Regulation S-X, if a target's fiscal year end varies by more than 93 days from the acquirer's fiscal year end, it is required to adjust interim periods until it is within 93 days. Since EPAP’s fiscal year end is within 93 days of the Company's fiscal year end, no adjustment is necessary and EPAP’s fiscal year end and interim period end are used as if they coincided with the Company's fiscal year end and interim period end.

Implementation of ASC 606
EPAP has been reviewed for ASC 606 compliance with the Company's accounting policies for revenue recognition. No material adjustments were necessary for the two months ending February 28, 2018, or at the transition date of January 1, 2018.

2.	Calculation of Purchase Price
Pursuant to the Merger Agreement, U.S. Silica paid $742,841, net of cash acquired of $19,109, in cash consideration to acquire EPAP. The calculation of the purchase price is as follows:

(In thousands)	As of May 1, 2018
Purchase price
Cash consideration paid for EPAP's common shares	$761,950
Less cash acquired	(19,109)
Total purchase price, net	$742,841

3.	Preliminary Estimated Purchase Price Allocation
The following table sets forth a preliminary allocation of the purchase price to EPAP’s identifiable tangible and intangible assets acquired and liabilities assumed by the Company:

Allocation of Purchase price:	(in thousands)
Accounts receivable, net	$43,354
Inventories	84,395
Property, plant and mine development	123,086
Mineral rights	462,050
Identifiable intangible assets - finite lived	21,050
Identifiable intangible assets - indefinite lived	25,050
Prepaids and deposits	2,054
Other assets	4,089
Goodwill	139,378
Total assets acquired	904,506
Accounts payable	13,435
Accrued expenses and other current liabilities	8,255
Deferred tax liabilities	130,209
Long term obligations	9,766
Total liabilities assumed	161,665
Net assets acquired	$742,841

Property, plant and mine development
Property, plant and mine development has been adjusted to its estimated fair value as discussed further in Note 4 below. The related depreciation and depletion costs are reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations, as further described in Note 5(b).

Identifiable intangible assets
Preliminary identifiable intangible assets in the pro forma financial information consist of anticipated intangibles derived from technology and customer relationships with an estimated useful life of 15 years. The amortization related to these identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations, as further described in Note 5(b). The table below indicates the estimated fair value of technology and customer relationships and their estimated useful life:

	Approximate Fair Value	Estimated Useful Life
	(in thousands)	(in years)
Technology and intellectual property	$2,000	15
Customer relationships	19,050	15
Total fair value of identifiable intangible assets	$21,050
Goodwill represents the excess of the purchase price over the fair value of the underlying net assets acquired. Goodwill in this transaction is attributable to planned growth in the complementary industrial materials end markets and synergies expected to be achieved from the combined operations of U.S. Silica and EPAP. Both technology and customer relationships are expected to be deductible for tax purposes. Goodwill will not be deductible for tax purposes.

4.	Notes to Unaudited Pro Forma Condensed Combined Balance Sheet
Pro Forma Adjustments

(a)	Represents the impact from the cash portion of the purchase price and transactions costs paid concurrent with or immediately subsequent to the closing of the Acquisition.

		(in thousands)
4(a)(1)	Cash consideration paid for EPAP common shares	$(750,000)
	Net working capital adjustment	(11,950)
	Debt issuance costs - credit agreement	(20,886)
	Debt issuance costs - letter of credit facility	(515)
	Debt borrowings directly attributable to the acquisition	783,331
	Net operating cash flows for EPAP through closing of acquisition	1,609
	Net cash outflow	$1,589

(b)
Reflects the application of the acquisition method of accounting based on the estimated fair value of the tangible assets of EPAP and the fair value of intangible assets acquired as discussed in Note 3 above.

		(in thousands)
4(b)(1)	Trade accounts receivable - Elimination of historical	$(43,415)
	Trade accounts receivable - Fair value	43,354
	Net adjustment	$(61)

4(b)(2)	Inventories - Elimination of historical	$(45,097)
	Inventories - Fair value	84,395
	Net adjustment	$39,298

4(b)(3)	Prepaids and other current assets - Elimination of historical	$(4,796)
	Other current assets - Fair value	2,054
	Net adjustment	$(2,742)

4(b)(4)	Property, plant and mine development - Elimination of historical	$(214,519)
	Property, plant and mine development - Mineral Rights Fair value	462,050
	Property, plant and mine development - PPE Fair value	123,086
	Net adjustment	$370,617

4(b)(5)	Goodwill - Elimination of historical	$(57,906)
	Goodwill on purchase acquisition	139,378
	Net adjustment	$81,472

4(b)(6)	Intangible assets - Definite lived - Elimination of historical	$(14,852)
	Intangible assets - Definite lived - Fair value	2,000
	Intangible assets - Customer relationships - Elimination of historical	—
	Intangible assets - Customer relationships - Fair value	19,050
	Indefinite lived intangible assets - Elimination of historical	—
	Indefinite lived intangible assets, net - Fair value	25,050
	Net adjustment	$31,248

4(b)(7)	Other assets - Elimination of historical	$(13,353)
	Other assets - Fair value	4,089
	Net adjustment	$(9,264)

4(b)(8)	Accounts payable - Elimination of historical	$(12,920)
	Accounts payable - Fair value	13,435
	Other accrued liabilities - Elimination of historical	(9,201)
	Other accrued liabilities - Fair value	8,255
	Net adjustment	$(431)

4(b)(9)	Long-term debt - Current - Elimination of historical	$(704)
	Long-term debt - Current - Fair value	—
	Net adjustment	$(704)

4(b)(10)	Long-term debt - Long term - Elimination of historical	$(297,599)
	Long-term debt - Long term - Fair value	783,331
	Debt issuance costs - EPAP	(20,866)
	Debt issuance costs - letter of credit facility - EPAP	(515)
	Net adjustment	$464,351

4(b)(11)	Payable to Related Party - Elimination of historical	$(1,106)
	Net adjustment	$(1,106)

4(b)(12)	Other long-term obligations - Elimination of Historical	$(17,597)
	Other long-term obligations - Fair value	9,766
	Net adjustment	$(7,831)

(c)
Adjustments to record deferred tax liabilities, which represent the estimated future tax effects, based on enacted tax laws, of temporary differences between the value of assets and liabilities acquired in the Acquisition for financial reporting and for tax purposes. These adjustments are based on estimates of the fair value of EPAP’s assets to be acquired, the liabilities to be assumed, and the related allocations of purchase price.

		(in thousands)
4(c)(1)	Deferred tax liabilities - Elimination of historical	$(29,003)
	Deferred tax liabilities - Post-merger balance	130,209
	Net adjustment	$101,206

(d)	Reflects the following adjustments to shareholders’ equity applicable to the Acquisition.

		(in thousands)
4(d)(1)	Additional Paid-in-capital - Elimination of historical	$(104,388)
	Net adjustment	$(104,388)

		(in thousands)
4(d)(2)	Retained Earnings - Elimination of historical	$56,572
	Net adjustment	$56,572

		(in thousands)
4(d)(3)	Accumulated Other Comprehensive Income - Elimination of historical	$4,488
	Net adjustment	$4,488

5.	Notes to Unaudited Pro Forma Condensed Combined Statements of Operations
The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2017 and for the three months ended March 31, 2018 have not been adjusted for non-recurring transaction costs incurred after the date of these financial statements or any other items that are expected to have a one-time impact on the pro forma combined net income in the twelve months following the Acquisition.
Pro Forma Adjustments

(a)
Represents adjustment to eliminate $2.2 million and $32 thousand of non-recurring transaction costs incurred by U.S. Silica and EPAP, respectively, during the three months ended March 31, 2018. There were no non-recurring transaction costs incurred by U.S. Silica or EPAP during the year ended December 31, 2017. Non-recurring transaction costs of $11.4 and $1.6 million were incurred by U.S. Silica and EPAP, respectively, after March 31, 2018, or are expected to be incurred within the next 12 months after the closing date of May 1, 2018, and will be reflected in its financial reports. They are not included in this pro forma presentation.

		Pro Forma Year Ended December 31, 2017	Pro Forma Three Months Ended March 31, 2018
		(in thousands)
5(a)	Non-recurring transaction costs - EP Minerals - Eliminated	$—	$(32)
	Non-recurring transaction costs - U.S. Silica - Eliminated		(2,195)
	Total non-recurring transaction costs incurred and eliminated	$—	$(2,227)

		Company	EPAP
	Costs incurred for transaction, but not recorded until after March 31, 2018	$11,379	$1,643

(b)
Represents adjustments to record incremental depreciation and depletion expenses related to the fair value adjustment of property, plant and mine development, and amortization expense related to identifiable intangible assets, calculated on a straight-line basis.

		Pro Forma Year Ended December 31, 2017	Pro Forma Three Months Ended March 31, 2018
		(in thousands)
5(b)	Depreciation and depletion of property, plant and mine development - Elimination of historical	$(15,605)	$(4,942)
	Depreciation and depletion of property, plant and mine development - Fair value	11,830	2,957
	Amortization of identifiable intangible assets - Elimination of historical	(1,913)	(738)
	Amortization of identifiable intangible assets - Fair value	1,403	351
	Total incremental depreciation, depletion and amortization expense	$(4,285)	$(2,372)

(c)
Represents incremental interest expense from approximately $783.3 million of borrowings that was directly attributable to finance the Acquisition, including pro rata financing costs, calculated by using the variable one-month LIBOR interest rate, plus applicable margin of 4.00%, giving a total interest rate range of 4.99% to 5.75% during the pro forma year ended December 31, 2017, and the three months ended March 31, 2018.

		Pro Forma Year Ended December 31, 2017	Pro Forma Three Months Ended March 31, 2018
		(in thousands)
5(c)	Pro forma incremental interest expense incurred from borrowings to finance acquisition	$(39,896)	$(11,260)
	Interest expense - Elimination of historical EPAP debt repaid	(19,217)	(5,811)
	Total incremental interest expense	$(20,679)	$(5,449)

(d)
Adjustments to the pro forma combined provision for income taxes reflects estimated income tax rates applicable for each tax jurisdiction. The estimated income tax rates are based on the applicable enacted statutory rates adjusted for certain permanent tax differences. The Company’s pro forma effective tax rate was (6.4%) for the year ended December 31, 2017 and 19.4% for the three months ended March 31, 2018.

		Pro Forma Year Ended December 31, 2017	Pro Forma Three Months Ended March 31, 2018
		(in thousands)
5(d)	Income tax benefit (expense) - Pro forma combined	$7,957	$(7,244)
	Income tax benefit (expense) - Historical combined	7,636	9,959
	Net adjustment	$321	$(17,203)